EXHIBIT 21
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SUBSIDIARIES OF THE REGISTRANT
------------------------------


                                              Percent       State of
                                                 of       Incorporation
       Parent               Subsidiary       Ownership   or Organization
-----------------      --------------------  ----------  ---------------

HomeCorp, Inc.         HomeBanc, a              100%         Federal
                         federal savings bank

HomeBanc, a federal    Home Federal             100%         Illinois
 savings bank            Service Corporation